                                                                     424(b)(3)
                                                               No. 33-90998-01
                          CNL INCOME FUND XVIII, LTD.


      This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 9, 1997. This Supplement replaces the Supplements dated May 15, 1997 and May 29, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      All subscriptions are for the purchase of Units of CNL Income Fund XVIII, Ltd. ("CNL XVIII"). Offers are no longer being made nor are the General Partners accepting subscriptions for CNL XVII. THE ACQUISITION OF UNITS OF ONE PARTNERSHIP WILL NOT ENTITLE THE INVESTOR TO ANY OWNERSHIP INTEREST IN THE OTHER PARTNERSHIP OR ITS PROPERTIES.

      Information as to proposed properties for which CNL XVIII has received initial commitments and as to the number and types of Properties acquired by CNL XVIII is presented as of July 1, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which CNL XVIII receives initial commitments, as well as property acquisitions that occur after July 1, 1997, will be reported in a subsequent Supplement.


                                 THE OFFERING

GENERAL

      The General Partners have elected to extend this Offering until August 11, 1998.

SUBSCRIPTION PROCEDURES

      As of July 1, 1997, CNL XVIII had received total subscription proceeds of $22,332,412 (2,233,241 Units) from 1,077 Limited Partners. As of July 1, 1997, the proceeds had been invested or committed for investment in 17 Properties and to pay Acquisition Fees and miscellaneous Acquisition Expenses. As of July 1, 1997, CNL XVIII had incurred $1,004,959 in Acquisition Fees to an Affiliate of the General Partners.


                                   BUSINESS

PROPERTY ACQUISITIONS

      Between May 1, 1997 and July 1, 1997, CNL XVIII acquired four Properties consisting of land and building. The Properties are a Boston Market Property (in Timonium, Maryland), a Jack in the Box Property (in Houston, Texas), a Golden Corral Property (in Elizabethtown, Kentucky) and an IHOP Property (in Santa Rosa, California). For information regarding the 13 Properties acquired by CNL XVIII prior to May 1, 1997, see the Prospectus dated May 9, 1997.

      In connection with the purchase of each of these four Properties, CNL XVIII, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Leases." For the Properties that are to be constructed, CNL XVIII has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The following table sets forth the location of the four Properties consisting of land and building acquired by CNL XVIII from May 1, 1997 through July 1, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.




July 7, 1997                                      Prospectus Dated May 9, 1997

                                            PROPERTY ACQUISITIONS
                                    From May 1, 1997 through July 1, 1997
                                                           Lease Expira-
Property Location and              Purchase       Date       tion and         Minimum                            Option
Competition                        Price (1)   Acquired   Renewal Options  Annual Rent (2)  Percentage Rent   To Purchase
---------------------            ------------  --------   ---------------  ---------------  ---------------   -----------

BOSTON MARKET                    $749,978      05/08/97   05/2012; five    10.38% of CNL    for each lease    at any time
(the "Timonium Property")        (excluding               five-year        XVIII's total    year after the    after the
Restaurant to be renovated       development              renewal options  cost to          fifth lease       fifth lease
                                 costs) (3)                                purchase the     year, (i) 4% of   year
The Timonium Property is                                                   property;        annual gross
located on the northeast                                                   increases by     sales minus
corner of the intersection of                                              10% after the    (ii) the
York Road and Belfast Road, in                                             fifth lease      minimum annual
Timonium, Baltimore County,                                                year and after   rent for such
Maryland, in an area of mixed                                              every five       lease year
retail, commercial, and                                                    years
residential development.                                                   thereafter
Other fast-food and family-                                                during the
style restaurants located in                                               lease term
proximity to the Timonium
Property include a McDonald's,
a Burger King, a KFC, and
several local restaurants.

JACK IN THE BOX                  $1,290,000    05/09/97   05/2015; four    $132,225 (6);    for each lease    at any time
(the "Houston Property")         (3)(6)                   five-year        increases by 8%  year, (i) 5% of   after the
Restaurant to be constructed                              renewal options  after the fifth  annual gross      seventh
                                                                           lease year and   sales minus       lease year
The Houston Property is                                                    after every      (ii) the
located on the north side of                                               five years       minimum annual
Louetta Road, west of State                                                thereafter       rent for such
Highway 249, in Houston,                                                   during the       lease year (5)
Harris County, Texas, in an                                                lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Houston Property include a
McDonald's and a Subway
Sandwich Shop.

                                                     -2-




                                                           Lease Expira-
Property Location and              Purchase       Date       tion and         Minimum                            Option
Competition                        Price (1)   Acquired   Renewal Options  Annual Rent (2)  Percentage Rent   To Purchase
---------------------            ------------  --------   ---------------  ---------------  ---------------   -----------

GOLDEN CORRAL                    $446,180      05/21/97   05/2012; four    10.75% of Total  for each lease    during the
(the "Elizabethtown Property")   (excluding               five-year        Cost (4)         year, 5% of the   first
Restaurant to be constructed     closing and              renewal options                   amount by which   through
                                 development                                                annual gross      seventh
The Elizabethtown Property is    costs) (3)                                                 sales exceed      lease years
located on the east side of                                                                 $2,697,649 (5)    and the
North Dixie Avenue, in                                                                                        tenth
Elizabethtown, Hardin County,                                                                                 through
Kentucky, in an area of mixed                                                                                 fifteenth
retail, commercial, and                                                                                       lease years
residential development.                                                                                      only
Other fast-food and family-
style restaurants located in
proximity to the Elizabethtown
Property include a Steak N
Shake, a Dairy Queen, an
Arby's, a Bob Evans, a Captain
D's, a Fazoli's, a Hardee's, a
McDonald's, a Taco Bell, and a
Lee's Famous Recipe Country
Chicken.

IHOP                             $1,286,364    05/21/97   05/2017; three   $130,244;        for each lease    during the
(the "Santa Rosa Property")                               five-year        increases by     year, (i) 4% of   eleventh
Existing restaurant                                       renewal options  10% after the    annual gross      lease year
                                                                           fifth lease      sales minus       and at the
The Santa Rosa Property is                                                 year and after   (ii) the          end of the
located on the northwest                                                   every five       minimum annual    initial
quadrant of Fulton Road and                                                years            rent for such     lease term
Guerneville Road, in Santa                                                 thereafter       lease year
Rosa, Sonoma County,                                                       during the
California, in an area of                                                  lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Santa Rosa
Property include a Taco Bell,
a McDonald's, and several
local restaurants.

                                                     -3-

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                            Federal Tax Basis
      --------                            -----------------

      Timonium Property                       $  454,000
      Houston Property                           622,000
      Elizabethtown Property                   1,077,000
      Santa Rosa Property                        854,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Timonium Property, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Elizabethtown Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Timonium and Elizabethtown Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by CNL XVIII in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs.

(3) The development agreements for the Properties which are to be constructed provide that construction must be completed no later than the dates set forth below. The maximum cost to CNL XVIII (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                           Estimated Final
      Property                Estimated Maximum Cost       Completion Date
      --------                ----------------------       ---------------

      Timonium Property            $1,140,100              November 4, 1997
      Houston Property              1,290,000              November 5, 1997
      Elizabethtown Property        1,572,176              November 17, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) CNL XVIII paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

PENDING INVESTMENTS

      As of July 1, 1997, CNL XVIII had initial commitments to acquire three properties consisting of land and building. The initial commitments for the Arby's property in Lexington, North Carolina, and the IHOP property in Bridgeview, Illinois, were entered into on June 30, 1997. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by CNL XVIII. If acquired, the leases of all three of these properties are expected to be entered into on substantially the same terms described in the Prospectus in the section entitled "Business - Description of Leases."

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                ------------------------   ----------------------    ---------------------   -------------------

Arby's                  20 years; two five-year    10.25% of CNL XVIII's     for each lease year,    during the seventh
Lexington, NC           renewal options            total cost to purchase    (i) 4% of annual        and tenth lease
Existing restaurant                                the property;             gross sales minus       years only
                                                   increases by 4.14%        (ii) the minimum
                                                   after the third lease     annual rent for such
                                                   year and after every      lease year
                                                   three years thereafter
                                                   during the lease term

IHOP                    20 years; three five-      10.125% of CNL XVIII's    for each lease year,    during the eleventh
Bridgeview, IL          year renewal options       total cost to purchase    (i) 4% of annual        lease year and at
Existing restaurant                                the property;             gross sales minus       the end of the
                                                   increases by 10% after    (ii) the minimum        initial lease term
                                                   the fifth lease year      annual rent for such
                                                   and after every five      lease year
                                                   years thereafter
                                                   during the lease term

Popeyes (2)             20 years; two five-year    11.75% of Total Cost      for each lease year,    at any time after
Macon, GA               renewal options            (1); increases by 10%     (i) 6% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
renovated                                          year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year


FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) CNL XVIII anticipates acquiring an interest in Macon Joint Venture with an Affiliate of the General Partners. Based upon anticipated renovation costs for the Property, CNL XVIII expects to own an approximate 26 percent interest in the Macon Joint Venture upon completion of renovation.

               STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                          CNL INCOME FUND XVIII, LTD.
                      PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH JULY 1, 1997
        FOR THE PERIOD OCTOBER 12, 1996 (THE DATE OPERATIONS COMMENCED)
                     THROUGH DECEMBER 31, 1996 (UNAUDITED)


      The following statement presents unaudited estimated taxable operating results of each Property acquired by CNL XVIII from inception through July 1, 1997. The statement presents estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on October 12, 1996 (the date CNL XVIII commenced operations) through December 31, 1996. The statement should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of CNL XVIII for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of CNL XVIII.

                                    Burger King     Golden Corral       Jack in the Box     Jack in the Box
                                    Kinston, NC   Houston #1, TX (7)   Echo Park, CA (6)   Henderson, NV (6)
                                    -----------   ------------------   -----------------   -----------------

Estimated Taxable Operating
  Results:

Base Rent (1)                        $ 19,862            (5)                 (5)                 (5)

Management Fees (2)                      (199)           (5)                 (5)                 (5)

General and Administrative
  Expenses (3)                           (993)           (5)                 (5)                 (5)
                                     --------

Estimated Cash Available from
  Operations                           18,670            (5)                 (5)                 (5)

Depreciation Expense (4)               (3,660)           (5)                 (5)                 (5)
                                     --------

Estimated Taxable Operating
  Results                            $ 15,010            (5)                 (5)                 (5)
                                     ========

                                                See Footnotes

                                                     -7-




                                     Jack in the Box       Golden Corral     Boston Market   Black-eyed Pea
                                   Centerville, TX (6)   Galveston, TX (7)    Raleigh, NC     Atlanta, GA
                                   -------------------   -----------------   -------------   --------------

Estimated Taxable Operating
  Results:

Base Rent (1)                              (5)                   (5)            $ 27,144         $ 15,358

Management Fees (2)                        (5)                   (5)                (271)            (154)

General and Administrative
  Expenses (3)                             (5)                   (5)              (1,357)            (768)
                                                                                --------         --------

Estimated Cash Available from
  Operations                               (5)                   (5)              25,516           14,436

Depreciation Expense (4)                   (5)                   (5)              (2,672)          (3,596)
                                                                                --------         --------

Estimated Taxable Operating
  Results                                  (5)                   (5)            $ 22,844         $ 10,840
                                                                                ========         ========

                                                See Footnotes

                                                     -8-




                                        Golden Corral     Boston Market     On The Border    Boston Market
                                          Stow, OH       San Antonio, TX   San Antonio, TX   Minnetonka, MN
                                        -------------    ---------------   ---------------   --------------

Estimated Taxable Operating
  Results:

Base Rent (1)                              $42,009             (5)               (5)              (5)

Management Fees (2)                           (420)            (5)               (5)              (5)

General and Administrative
  Expenses (3)                              (2,100)            (5)               (5)              (5)
                                          --------

Estimated Cash Available from
  Operations                                39,489             (5)               (5)              (5)

Depreciation Expense (4)                    (7,047)            (5)               (5)              (5)
                                          --------

Estimate Taxable Operating
  Results                                 $ 32,442             (5)               (5)              (5)
                                          ========

                                                See Footnotes

                                                     -9-




                                     Wendy's     Boston Market    Jack in the Box         Golden Corral
                                    Sparta, TN   Timonium, MD    Houston #2, TX (6)   Elizabethtown, KY (7)
                                    ----------   -------------   ------------------   ---------------------

Estimated Taxable Operating
  Results:

Base Rent (1)                           (5)           (5)               (5)                    (5)

Management Fees (2)                     (5)           (5)               (5)                    (5)

General and Administrative
  Expenses (3)                          (5)           (5)               (5)                    (5)

Estimated Cash Available from
  Operations                            (5)           (5)               (5)                    (5)

Depreciation Expense (4)                (5)           (5)               (5)                    (5)

Estimate Taxable Operating
  Results                               (5)           (5)               (5)                    (5)

                                                See Footnotes

                                                    -10-

                                                IHOP
                                           Santa Rosa, CA       Total
                                           --------------     ---------

Estimated Taxable Operating
  Results:

Base Rent (1)                                 $ 28,547        $132,920

Management Fees (2)                               (285)         (1,329)

General and Administrative
  Expenses (3)                                  (1,427)         (6,645)
                                              --------        --------

Estimated Cash Available from
  Operations                                    26,835         124,946

Depreciation Expense (4)                        (4,678)        (21,653)
                                              --------        --------

Estimate Taxable Operating
  Results                                     $ 22,157        $103,293
                                              ========        ========

FOOTNOTES:

(1) Represents rental income from leases for five of the 17 Properties acquired from inception through July 1, 1997, which were operational at the time acquired by CNL XVIII, for the period commencing October 12, 1996 (the date CNL XVIII commenced operations) through December 31, 1996. The 12 Properties acquired by CNL XVIII that are under construction are not presented due to the fact that they were not operational for the period presented.

(2) The Properties are managed pursuant to a management agreement between CNL XVIII and an Affiliate of the General Partners, pursuant to which the Affiliate receives an annual management fee in an amount equal to one percent of the gross revenues that CNL XVIII earns from its Properties. See "Management Compensation."

(3) Estimated at five percent of gross rental income based on the previous experience of Affiliates of the General Partners with 17 public limited partnerships which own properties similar to that owned by CNL XVIII.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 40 years.

(5) This Property is under construction and therefore was not operational for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

      Property                      Estimated Final Completion Date
      --------                      -------------------------------

      Houston #1 Property           June 25, 1997
      Echo Park Property            July 6, 1997
      Henderson Property            July 6, 1997
      Centerville Property          July 7, 1997
      Galveston Property            July 21, 1997
      San Antonio #1 Property       October 13, 1997
      San Antonio #2 Property       October 14, 1997
      Minnetonka Property           October 26, 1997
      Sparta Property               August 28, 1997
      Timonium Property             November 4, 1997
      Houston #2 Property           November 5, 1997
      Elizabethtown Property        November 17, 1997

(6) The lessee of the Echo Park, Henderson, Centerville and Houston #2 Properties is the same unaffiliated lessee.

(7) The lessee of the Houston #1, Galveston and Elizabethtown Properties is the same unaffiliated lessee.

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS


                                                                       Page
                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)

Pro Forma Financial Information (unaudited):

   Pro Forma Balance Sheet as of March 31, 1997                        15

   Pro Forma Statement of Income for the quarter
     ended March 31, 1997                                              16

   Pro Forma Statement of Income for the year ended
     December 31, 1996                                                 17

   Notes to Pro Forma Financial Statements for the
     quarter ended March 31, 1997 and the year ended
     December 31, 1996                                                 18

                        PRO FORMA FINANCIAL INFORMATION


      The following Pro Forma Balance Sheet of CNL Income Fund XVIII, Ltd. ("CNL XVIII") gives effect to (i) property acquisition transactions from inception through March 31, 1997, including the receipt of $16,736,878 in gross offering proceeds from the sale of 1,673,688 units of limited partnership interest (the "Units") pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, and the application of such funds to acquire eight properties, five of which were under construction at March 31, 1997, and to pay organizational and offering expenses, acquisition fees, and miscellaneous acquisition expenses,
(ii) the receipt of $2,917,786 in gross offering proceeds from the sale of 291,778 additional Units during the period April 1, 1997 through May 22, 1997,
(iii) the assumed future sales of 329,033 Units, resulting in the receipt of $3,290,334 in gross offering proceeds through May 22, 1997, and (iv) the application of such funds and $6,079,177 of cash and cash equivalents at March 31, 1997, to purchase nine additional properties during the period April 1, 1997 through May 22, 1997 (six of which are under construction and consist of land and building, one property which is under construction and consists of building only and two properties which consist of land and building), to pay additional construction costs for the five properties under construction at March 31, 1997, and to pay offering expenses, acquisition fees, and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Balance Sheet as of March 31, 1997, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii),
(iii) and (iv) above, as if they had occurred on March 31, 1997.

      The Pro Forma Statements of Income for the quarter ended March 31, 1997 and the year ended December 31, 1996, include the historical operating results of the properties described in (i) above from the dates of their acquisitions. No pro forma adjustments have been made to the Pro Forma Statements of Income for the properties owned by CNL XVIII as of May 22, 1997, due to the fact that these properties did not have a previous rental history.

      This pro forma financial information is presented for informational purposes only and does not purport to be indicative of CNL XVIII's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of CNL XVIII's financial results or conditions in the future.

                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)
                       UNAUDITED PRO FORMA BALANCE SHEET
                                MARCH 31, 1997

                                                   Pro Forma
          ASSETS                   Historical     Adjustments      Pro Forma
                                   -----------  ---------------   -----------

Land and buildings on operating
  leases, less accumulated
  depreciation                     $ 8,231,628  $ 7,206,057 (a)   $15,437,685
Net investment in direct
  financing leases (b)                 651,984    3,999,263 (a)     4,651,247
Cash and cash equivalents            6,079,177   (6,079,177)(a)            -
Receivables                             78,257                         78,257
Prepaid expenses                           900                            900
Organization costs, less
  accumulated amortization               9,089                          9,089
Accrued rental income                    6,504                          6,504
Other assets                           363,240     (296,908)(a)        66,332
                                   -----------  -----------       -----------

                                   $15,420,779  $ 4,829,235       $20,250,014
                                   ===========  ===========       ===========

      LIABILITIES AND
     PARTNERS' CAPITAL

Accounts payable                   $    70,480                    $    70,480
Accrued construction costs
  payable                              686,342  $  (686,342)(a)            -
Distributions payable                  154,476                        154,476
Due to related parties                 141,104     (133,812)(a)         7,292
Rents paid in advance                  118,189                        118,189
                                   -----------  -----------       -----------
    Total liabilities                1,170,591     (820,154)          350,437

Partners' capital                   14,250,188    5,649,389 (a)    19,899,577
                                   -----------  -----------       -----------

                                   $15,420,779  $ 4,829,235       $20,250,014
                                   ===========  ===========       ===========

                 See accompanying notes to unaudited pro forma
                             financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                         QUARTER ENDED MARCH 31, 1997

                                                      Pro Forma
                                        Historical   Adjustments   Pro Forma
                                        ----------   -----------   ---------

Revenues:
  Rental income from operating
    leases                              $  52,230     $      -     $  52,230
  Earned income from direct
    financing leases                        1,113            -         1,113
  Interest income                          42,871            -        42,871
                                        ---------     ---------    ---------
                                           96,214            -        96,214
                                        ---------     ---------    ---------

Expenses:
  General operating and
    administrative                         16,685            -        16,685
  Professional services                     5,896            -         5,896
  Management fees to related party          1,212            -         1,212
  State and other taxes                       416            -           416
  Depreciation and amortization             9,828            -         9,828
                                        ---------     ---------    ---------
                                           34,037            -        34,037
                                        ---------     ---------    ---------

Net Income                              $  62,177     $      -     $  62,177
                                        =========     =========    =========

Net Income Per Limited Partner
  Unit                                  $    0.05                  $    0.05
                                        =========                  =========

Weighted Average Number of Units
  Outstanding                           1,252,970                  1,252,970
                                        =========                  =========

                 See accompanying notes to unaudited pro forma
                             financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1996

                                                      Pro Forma
                                        Historical   Adjustments   Pro Forma
                                        ----------   -----------   ---------

Revenues:
  Rental income from operating lease      $ 1,373      $    -       $ 1,373
  Interest income                          30,241           -        30,241
                                          -------      -------      -------
                                           31,614           -        31,614
                                          -------      -------      -------

Expenses:
  General operating and administrative      3,980           -         3,980
  Management fee to related party              12           -            12
  Depreciation and amortization               712           -           712
                                          -------      -------      -------
                                            4,704           -         4,704
                                          -------      -------      -------

Net Income                                $26,910      $    -       $26,910
                                          =======      =======      =======

Net Income Per Limited Partner
  Unit                                    $  0.05                   $  0.05
                                          =======                   =======

Weighted Average Number of Units
  Outstanding                             503,436                   503,436
                                          =======                   =======

                 See accompanying notes to unaudited pro forma
                             financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                 FOR THE QUARTER ENDED MARCH 31, 1997 AND THE
                         YEAR ENDED DECEMBER 31, 1996


Pro Forma Balance Sheet:

(a) Represents gross proceeds of $2,917,786 from the sale of 291,778 Units during the period April 1, 1997 through May 22, 1997, the assumed future sales of 329,033 Units, resulting in the receipt of $3,290,334 in gross offering proceeds through May 22, 1997, and $6,079,177 of cash and cash equivalents at March 31, 1997, used (i) to acquire nine properties for $10,310,149, (ii) to fund estimated construction costs of $1,005,240 ($686,342 of which was accrued as construction costs payable at March 31, 1997) relating to the five properties under construction at March 31, 1997, (iii) to pay acquisition fees and other costs of $328,982 ($49,617 of which was accrued as due to related parties at March 31, 1997) and reclassify from other assets $296,908 of acquisition fees and other costs previously incurred relating to the acquired properties, and
      (iv) to pay selling commissions and offering expenses (syndication costs) of $642,926 ($84,195 of which was accrued as due to related parties at March 31, 1997), which have been netted against partners' capital.

      The pro forma adjustments to land and buildings on operating leases as a result of the above transactions were as follows:

                                               Estimated purchase
                                                price (including
                                                construction and      Acquisition
                                               closing costs) and         fees
                                                 additional con-       allocated
                                                 struction costs      to property        Total
                                               ------------------     -----------     -----------

      Golden Corral in Stow, OH                   $ 1,668,863         $    90,480     $ 1,759,343
      Boston Market in San Antonio, TX                851,302              46,154         897,456
      On The Border in San Antonio, TX              1,186,744              64,342       1,251,086
      Boston Market in Minnetonka, MN                 815,065              44,190         859,255
      Wendy's in Sparta, TN                           633,967              34,372         668,339
      Boston Market in Timonium, MD                 1,129,934              61,261       1,191,195
      Jack in the Box in Houston, TX                1,289,000              69,886       1,358,886
      Golden Corral in Elizabethtown, KY            1,453,059              78,780       1,531,839
      IHOP in Santa Rosa, CA                        1,282,215              69,518       1,351,733
      Five properties under construction at
        March 31, 1997                                318,898              17,290         336,188
                                                  -----------         -----------     -----------

                                                  $10,629,047         $   576,273     $11,205,320
                                                  ===========         ===========     ===========

      Adjustment classified as follows:
        Land and buildings on operating leases                                        $ 7,206,057
        Net investment in direct financing leases                                       3,999,263
                                                                                      -----------

                                                                                      $11,205,320
                                                                                      ===========

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.


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